Exhibit 99.1

INOVIO Announces Pricing of $30 Million Public Offering

PLYMOUTH MEETING, PA – December 13, 2024 /PRNewswire/ – INOVIO Pharmaceuticals, Inc. (Nasdaq: INO), a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer, and infectious diseases, today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock and accompanying warrants to purchase 10,000,000 shares of its common stock at an exercise price of $3.76 per share of common stock, at a combined public offering price of $3.00 per share of common stock and accompanying warrant. All of the securities in the offering are being sold by INOVIO. The offering is expected to close on December 16, 2024, subject to the satisfaction of customary closing conditions.

The gross proceeds from the offering, before deducting the underwriting discounts and commissions and offering expenses payable by INOVIO and assuming no exercise of the accompanying warrants, are expected to be $30 million.

Oppenheimer & Co. Inc. and Citizens JMP are acting as joint book-running managers for the offering. Stephens Inc. is acting as lead manager for the offering.

A shelf registration statement relating to the shares of common stock and accompanying warrants offered in the offering described above was filed with the Securities and Exchange Commission (SEC) on November 9, 2023 and declared effective by the SEC on January 31, 2024. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may also be obtained by contacting: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com; or Citizens JMP Securities, LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, by telephone at (415) 835-8985, or by email at syndicate@jmpsecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About INOVIO

INOVIO is a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from HPV-related diseases, cancer, and infectious diseases. INOVIO’s technology optimizes the design and delivery of innovative DNA medicines that teach the body to manufacture its own disease-fighting tools.

Forward-Looking Statements

This release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include, but are not limited to, statements regarding the public offering of INOVIO’s securities, including the timing of the closing of the offering, as well as the anticipated proceeds of the offering. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the proposed public offering. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in INOVIO’s Annual Report on Form 10-K for the year ended December 31, 2023, INOVIO’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and in other filings that INOVIO makes with the SEC from time to time. There can be no assurance that any of the forward-looking information provided herein will be proven accurate. These forward-looking statements speak only as of the date hereof and INOVIO undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Contacts

Media: Jennie Willson (267) 429-8567 jennie.willson@inovio.com

Investors: Peter Vozzo, ICR Healthcare, 443-213-0505 peter.vozzo@icrhealthcare.com